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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ENGINEERS

     As independent engineering consultants, we hereby consent to the use of our reports and data extracted therefrom (and all references to our Firm) included in or made a part of this Registration Statement on Form S-4 relating to the registration of 10 1/4% Notes due 2006 of Costilla Energy, Inc. to be filed with the Securities and Exchange Commission on or about April 17, 1998.

                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
April 17, 1998